United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 3, 2023

Date of Report (Date of earliest event reported)

CETUS CAPITAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41609	88-2718139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Floor 3, No. 6, Lane 99 Zhengda Second Street, Wenshan District Taipei, Taiwan, R.O.C.	11602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +886 920518827

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, one Warrant and one Right	CETUU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share, included as part of the Units	CETU	The Nasdaq Stock Market LLC
Warrants included as part of the Units	CETUW	The Nasdaq Stock Market LLC
Rights included as part of the Units	CETUR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On February 3, 2023, Cetus Capital Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 5,750,000 units (the “Units”), including the issuance of 750,000 Units as a result of the exercise in full by EF Hutton, division of Benchmark Investments, LLC (the “Representative”) of its over-allotment option (the “Over-Allotment Option”). Each Unit consists of one share of Class A common stock, one warrant and one right. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as described in the prospectus. Each right entitles the holder thereof to acquire one-sixth of one share of Class A common stock upon the consummation of the Company’s initial business combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $57,500,000.

As previously reported, simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with the Sponsor of 286,875 units (the “Private Units”), generating total proceeds of $2,868,750, including the conversion of the outstanding promissory note to the Private Units at $10.00 per Unit in the total principal amount of $216,837. The Private Units are identical to the Units sold in the IPO except that the holder has agreed not to transfer, assign, or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until thirty (30) days after the completion of the Company’s initial business combination except to certain permitted transferees. In addition, the warrants included in the Private Units are not redeemable if held by the Sponsor or a permitted transferee. The Sponsor was granted certain demand and piggy-back registration rights in connection with the purchase of the Private Units. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Also simultaneously with the closing of the IPO, pursuant to the Underwriting Agreement, the Company issued an aggregate of 57,500 shares of Class A common stock of the Company (the “Representative Shares”) to the Representative, including 7,500 additional Representative Shares issued as a result of the Representative’s exercise in full of its Over-Allotment Option. The Representative has agreed not to transfer, assign or sell any of the Representative Shares (except in limited circumstances, as described in the Underwriting Agreement) until the completion of the Company’s initial business combination. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Representative Shares was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

As a result of the exercise in full of the Representative’s Over-Allotment Option, none of the founder shares were forfeited to the Company.

As of February 3, 2023, a total of $58,506,250 of the net proceeds from the IPO and the Private Placement were deposited in a trust account maintained by Continental Stock Transfer & Trust Company acting as the trustee and established for the benefit of the Company’s public shareholders. This includes $55,854,336 of the net proceeds from the IPO (which amount includes $1,725,000 of the underwriters’ deferred discount) and $2,651,914 from the Private Placement. An audited balance sheet as of February 3, 2023 reflecting receipt of the proceeds upon consummation of the Offering and the Private Placement has been issued by the Company and is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Audited Balance Sheet as of February 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2023	CETUS CAPITAL ACQUISITION CORP.

	By:	/s/ Chung-Yi Sun
	Name:	Chung-Yi Sun
	Title:	President & CEO